Northwest Bio Expands Worldwide Production Capacity For DCVax®-L

US Capacity Doubling, and European Capacity Coming On Line

BETHESDA, Md., Aug. 8, 2012 /PRNewswire/ -- Northwest Biotherapeutics (NWBO) (NW Bio or the Company) announced today that it is entering into amended agreements to double the production capacity in the U.S. for the manufacture of the Company's DCVax®-L immune therapy for Glioblastoma multiforme (GBM) patients.  Manufacturing is also commencing in Europe, with production already fully operational in Germany, and in the final stages of preparation in the U.K.  These manufacturing bases, in three countries on two continents, form a strong and flexible manufacturing network for delivery of DCVax®-L throughout the U.S. and Europe, the two largest medical markets in the world.  This production capacity has been obtained without major capital cost to NW Bio.

The doubling of U.S. production capacity for DCVax®-L is being undertaken to respond to growing demand from clinical trial sites in the Company's 300-patient, Phase III clinical trial in GBM, which is under way at 41 sites across the U.S.  The expansion is being undertaken on an expedited basis, with completion expected in about eight to ten weeks. This initial doubling of capacity will involve adding more production lines in the cGMP (clean room) facilities of Cognate BioServices (NW Bio's contract manufacturer) that are already dedicated to NW Bio's programs. Thereafter, further expansion of capacity is planned on a modular basis, as needed, through additional facilities.

In Germany, the Company's partner, Fraunhofer IZI, has received all necessary regulatory approvals and certification for manufacturing of DCVax®-L, and is fully operational for such manufacturing.  In the U.K., the Company's partner, Kings College London, already has all the necessary regulatory approvals as well, and is in the final stages of preparations for manufacturing.  Each of these partners is highly experienced with living cell products, and each is operating under common SOPs (Standard Operating Procedures) and common oversight by Cognate BioServices to ensure worldwide consistency in manufacturing operations.

Both Fraunhofer and Kings College will produce DCVax®-L for the Company's ongoing Phase III clinical trial in GBM, as well as for compassionate treatment programs.  The Phase III trial is expected to involve up to 30 sites across Germany, and 8 sites across the U.K., in addition to the 41 sites already in operation in the U.S.

Both Fraunhofer and Kings College will be able to deliver DCVax®-L products anywhere in Europe.  This will enable them to handle temporary added-capacity needs for each other, if there are surges in demand from clinical trial sites, such as has been experienced in the U.S.  Fraunhofer and Kings College will also be able to handle production for clinical sites in additional European countries besides Germany and the U.K.  NW Bio has also begun discussions with both partners regarding staged expansion of manufacturing capacity in each country.

"Building this global manufacturing network on two continents has been a major undertaking, which has required years of planning and execution, and navigation of the differing regulatory processes in three separate countries" commented Linda Powers, CEO of NW Bio. "However, the end result, which is now in place, is an unparalleled manufacturing network, obtained without major capital cost to our Company, which now positions us to be able to deliver DCVax®-L to patients anywhere in the U.S. and Europe.  This provides a solid foundation for our future commercialization, which we can continue to expand in stages, starting with the current doubling of capacity in the U.S."

For further information about the Company and its programs, please visit the Company's website at www.nwbio.com.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the U.S. and Europe.  The Company has a broad platform technology for DCVax® dendritic cell-based vaccines.  The Company's lead clinical trial is a 300-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM).  GBM is the most aggressive and lethal brain cancer.  The Company also previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer, and clearance from the FDA for Phase I/II trials in multiple other cancers.  The Company has also conducted a small Phase I/II trial with DCVax® for metastatic ovarian cancer.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients with GBM using DCVax® and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as "expect," "believe," "intend," "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking dtatements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the Company's ability to raise additional capital, risks related to the Company's ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the timely performance of third parties, and whether the Company's products will demonstrate safety and efficacy.  Additional information on these and other factors, including Risk Factors, which could affect the Company's results, is included in its Securities and Exchange Commission ("SEC") filings.  Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.  You should not place undue reliance on any forward-looking statements.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.